UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2008
LONGFOOT COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-130110	76-0763470

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137

(Address of Principal Executive Office)
Registrant’s telephone number, including area code (305) 573-4112

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On July 14, 2008, Longfoot Communications Corp., a Delaware corporation (“Longfoot” or the “Company”), entered into a Merger Agreement (the “Merger Agreement”) by and among Longfoot, Kidville Holdings, LLC, a Delaware limited liability company (“Kidville”) and Kidville Merger Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Longfoot (“Merger Sub”). The Merger Agreement provides for the acquisition of Kidville by Longfoot through a merger of Kidville with Merger Sub (the “Merger”) with Kidville continuing as the surviving entity in the Merger and as a wholly-owned subsidiary of Longfoot. Pursuant to the Merger Agreement, all of the issued and outstanding membership interests in Kidville will be converted into the right to receive shares of Longfoot’s common stock.
     Simultaneously with the signing of the Merger Agreement, Dr. Phillip Frost, chairman and chief executive officer of Opko Health, Inc., and other investors (the “Investors”), invested $10.0 million in Kidville in exchange for Kidville membership interests. Among the Investors are (i) an entity in which Glenn L. Halpryn, President, Secretary and a director of Longfoot, has an interest and (ii) Steven D. Rubin and Dr. Subbarao Uppaluri, both of whom are directors of Longfoot. Proceeds from these investments are expected to be used to fund Kidville’s general working capital and the continued expansion of Kidville’s locations.
     Under the terms of the Merger Agreement, upon consummation of the Merger, all of the Kidville membership interests, other than those held by the Investors, shall be converted into the right to receive a number of shares of common stock of Longfoot representing approximately 75% of the combined company on a fully-diluted basis. The Kidville membership interests held by the Investors shall be converted into and exchanged for the right to receive a number of shares of common stock of Longfoot representing approximately 24% of the combined company on a fully-diluted basis. Longfoot’s current stockholders will own approximately 1% of the combined company on a fully diluted basis.
     Additionally, upon consummation of the Merger, all current Longfoot directors, except Mr. Rubin and Dr. Uppaluri, will resign, and new directors will be appointed. The Merger Agreement further contemplates that, as soon as practicable following the Merger, Longfoot will change its name to a name including “Kidville”, adopt a new incentive compensation plan and effect a reverse split of its common stock. The Merger is subject to customary closing conditions and is anticipated to close within sixty days.
     The common stock to be issued to the Members under the Merger Agreement (the “Shares”) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. No registration rights have been or will be granted to the Members in respect of the Shares. Furthermore, pursuant to the Merger Agreement, each Member will enter into a lock-up agreement in respect of such Member’s ratable portion of the Shares, providing that the Shares may not be sold, directly or indirectly, for a period of two years following consummation of the Merger, subject to certain exceptions.
     In connection with the transactions contemplated by the Merger Agreement, Longfoot has entered into a Second Amendment to Stock Purchase Agreement (the “Second Amendment”), dated July 14, 2008, by and among Longfoot, the Investors listed on Exhibit A thereto, Sim Farar, Justin Farar, Joel Farar, PP6O, LLC, Gusmail, LLC and 32 Mayall, LLC. Subject to stockholder approval, the Second Amendment amends the clause contained in the original Stock Purchase Agreement (the “Original Agreement”), which was filed with the Securities and Exchange Commission on October 25, 2007 as Exhibit 10.1 to Longfoot’s Current Report on Form 8-K, prohibiting Longfoot from effecting a reverse split during the two-year period (the “Restricted Period”) commencing on the Closing Date (as such term is defined in the Original Agreement). In accordance with the Second Amendment, Longfoot may effect one reverse split during the Restricted Period, provided that any such split not exceed a ratio of 1:2.5.
     Also in connection with the transactions contemplated by the Merger Agreement, Longfoot has entered into a Share Surrender Agreement, dated July 14, 2008 (the “Surrender Agreement”), by and among Longfoot, Frost Gamma Investments Trust, Dr. Jane Hsiao, Dr. Subbarao Uppaluri, Steven D. Rubin, Sim Farar and PP6O, LLC (such persons, excluding Longfoot, the “Stockholders”). Pursuant to the Surrender Agreement, the Stockholders have agreed to surrender to Longfoot, and Longfoot has agreed to accept from the Stockholders, an aggregate of 2,210,054 shares of Longfoot’s issued and outstanding common stock held by the Stockholders. The surrender of such shares will become effective immediately preceding the consummation of the Merger and is therefore effectively subject to the closing conditions contained in the Merger Agreement.

     The foregoing description of each of the Merger Agreement, the Second Amendment and the Surrender Agreement is only a summary and is qualified in its entirety by reference to the full text of each of the Merger Agreement, the Second Amendment and the Surrender Agreement, which are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and each is incorporated by reference in this Item 1.01.
ITEM 7.01 Regulation FD Disclosure.
     On July 14, 2008, Longfoot issued a joint press release with Kidville disclosing the transactions described in Item 1.01 to this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.
     The press release attached as an exhibit to this report contains various “forward looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent the Company’s expectations or beliefs concerning future events. When used in the press release and this report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the Company’s ability to protect its intellectual property, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those set forth in Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007. The Company undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements.
     The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

2.1	Merger Agreement, dated July 14, 2008, by and among Longfoot Communications Corp., Kidville Holdings, LLC and Kidville Merger Corp., Inc.

10.1	Second Amendment to Stock Purchase Agreement

10.2	Share Surrender Agreement

99.1	Press release, dated July 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGFOOT COMMUNICATIONS CORP.
Date: July 14, 2008	By:	/s/ Glenn L. Halpryn
Glenn L. Halpryn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Merger Agreement, dated July 14, 2008, by and among Longfoot Communications Corp., Kidville Holdings, LLC and Kidville Merger Corp., Inc.

10.1	Second Amendment to Stock Purchase Agreement

10.2	Share Surrender Agreement

99.1	Press release, dated July 14, 2008

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